SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 22nd, 2009

Date of Earliest Event Reported: May 26, 2009

ODYSSEY OIL & ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

_________________________
 (Former Name of Registrant)

Florida
(State of Organization)

65-1139235
(I.R.S. Employer Identification No.)

Commission File Number 333-106299
18 George Avenue
Rivonia, 2128 South Africa
Address of Principal Executive Offices
Registrants Telephone Number (including area code):+27(11)807-1446

ODYSSEY OIL & ENERGY, INC.

Report on Form 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 26, 2009, Odyssey Oil & Energy, Inc. entered into a definitive agreement to acquire 51% of the outstanding stock in H-Power (Pty) Limited, a South African registered company, which has the worldwide, sole and exclusive license to develop and market batteries based on the Hybrid Battery Technology.

The Registrant will issue a total of 95,000,000 shares of the Registrants common stock for the purchase consideration.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As a result of the acquisition, described in Item 1.01 above the Registrant has acquired a fifty one percent (51%) interest in H-Power (Pty) Limited. Please see Item 1.01 above for additional disclosure regarding the transaction. As a result of the acquisition as described in Item 1.01 above the Registrant will issue 95,000,000 shares of the Registrants common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) EXHIBITS

Exhibit No.	Exhibits

1.	Subscription Agreement by and between Odyssey Oil & Energy, Inc., Green Alternative Fuels (Pty) Ltd, Valid IP (Pty) Ltd and H-Power (Pty) Ltd dated May 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Oil & Gas, Inc.

Dated  June 22, 2009

By:	/s/ Arthur Johnson
Arthur Johnson Principal Executive Officer, President and Director